SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2005

Wells Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

0-25739	58-2328421
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092-3365

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On April 25, 2005, Wells Real Estate Investment Trust, Inc. (the “Registrant”) sent a letter to the financial representatives of its stockholders providing information regarding the Registrant’s recently closed 27-property disposition (the “Disposition”). This letter and its various enclosures are attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01. Other Events

Declaration of Special Distribution

On April 19, 2005, the Board of Directors of the Registrant declared a special distribution of $1.62 per share to every stockholder of record of the Registrant as of June 1, 2005, representing substantially all of the net sales proceeds received from the Disposition. Net sales proceeds is defined as total proceeds received from the sale less closing costs associated with the sale. This special distribution will be considered a return of a portion of the stockholders’ invested capital and, as such, will reduce their remaining investment in the Registrant by $1.62 per share.

Amendment to the Dividend Reinvestment Plan

On April 19, 2005, the Board of Directors of the Registrant elected to amend the Registrant’s dividend reinvestment plan (“DRP”) effective for shares acquired with dividends declared and paid beginning in June 2005 to lower the purchase price of DRP shares to $8.00 per share.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

a.    Exhibit 99.1 – Financial Representative Letter dated April 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Date: April 25, 2005

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Financial Representative Letter dated April 25, 2005.